                               Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.___________)

Filed by the Registrant  /x/

Filed by a party other than the Registrant   / /

Check the appropriate box:
/x/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              THOMAS & BETTS CORPORATION
                   (Name of Registrant as Specified In Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------

                        Thomas & Betts Corporation Letterhead



                                        March 23, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders. The meeting will be held at the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, at 10:00 a.m. on Wednesday, May 6, 1998. After the business session, we will discuss the financial results of 1997 and report on current operations.

     The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. In addition to the election of twelve directors, you will be asked to approve an increase in the authorized shares of Thomas & Betts common and preferred stock and to ratify the appointment of the independent public accountants.

     Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card or voting instruction form. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.


                                        Sincerely,


                                        Clyde R. Moore
                                        President and Chief Executive Officer

                                       [LOGO]


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 6, 1998

To the Shareholders of THOMAS & BETTS CORPORATION:

     The Annual Meeting of Shareholders of Thomas & Betts Corporation (the "Corporation") will be held at the Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, on May 6, 1998, at 10:00 a.m. to take action with respect to:

     1.   Election of twelve directors;

     2. Amendment of the Charter to increase the number of authorized shares of (i) Common Stock from 80,000,000 shares to 250,000,000 shares and
          (ii) Preferred Stock from 500,000 shares to 1,000,000 shares and to change the par value of the Common and Preferred Stock from "no par value" to "$.10 par value";

     3. Ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1998; and

     4. Such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 9, 1998, will be entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof.

     Whether or not you expect to attend the meeting in person, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY to: Inspectors of Election, First Chicago Trust Company of New York, P.O. Box 8711, Edison, New Jersey 08818-9180.

                                              JANICE H. WAY, CORPORATE SECRETARY

8155 T&B Boulevard
Memphis, Tennessee 38125
March _____, 1998

                                YOUR VOTE IS IMPORTANT
                          PLEASE RETURN YOUR PROXY PROMPTLY

                              THOMAS & BETTS CORPORATION
                                   PROXY STATEMENT

                                SOLICITATION OF PROXY

     THE ENCLOSED PROXY IS BEING SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF THOMAS & BETTS CORPORATION (THE "CORPORATION") whose principal executive offices are at 8155 T&B Boulevard, Memphis, Tennessee 38125, for use in connection with the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 6, 1998, at the Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, and at any adjournment thereof (the "Annual Meeting"). The definitive proxy statement and accompanying form of proxy will be first sent or given to shareholders on or about March 23, 1998.

     The matters to be considered and acted upon at such Annual Meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies that are returned properly signed will be voted as specified on the proxy card. If choices are not specified on the proxy card, the shares will be voted as recommended by the Board. The Bylaws of the Corporation require that the holders of a majority of the total number of shares entitled to vote be represented in person or by proxy in order for the business of the meeting to be transacted.

     The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. The Corporation has retained Hill and Knowlton, Inc., 466 Lexington Avenue, New York, NY 10017, to distribute material to beneficial owners whose shares are held by brokers, banks, or other institutions, and to assist in soliciting proxies, for a fee estimated at $6,000 plus expenses. In addition, directors, officers and other employees may solicit proxies in person or by mail or telecommunication. The Corporation will also reimburse brokers, banks and others who are record holders of the Corporation's shares for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

     The Annual Report to Shareholders for the Corporation's fiscal year ended December 28, 1997, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

                                 REVOCATION OF PROXY

     A proxy may be revoked by the shareholder before it is voted by giving written notice of revocation to the Inspectors of Election, First Chicago Trust Company of New York, P.O. Box 8711, Edison, New Jersey 08818-9180, or by executing a later dated proxy.

                               COMMON STOCK OUTSTANDING

     At the close of business on March 9, 1998, there were outstanding and entitled to vote at the Annual Meeting ____________ shares of the Corporation's Common Stock, no par value (the "Common Stock"). Holders of record of Common Stock at the close of business on March 9, 1998, will be entitled to one vote for each share held on all matters properly coming before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows persons or groups who were beneficial owners of more than 5% of the outstanding Common Stock as of December 31, 1997. This information is copied from the latest Schedule 13G filed by the beneficial owners with the Securities and Exchange Commission.



                                         AMOUNT AND NATURE
                                                OF
            NAME AND ADDRESS                BENEFICIAL            PERCENT
           OF BENEFICIAL OWNER               OWNERSHIP           OF CLASS
           --------------------          -----------------       --------

 Delaware Management Holdings, Inc.
 2005 Market Street
 Philadelphia, Pennsylvania 19103 ....       4,162,612  (1)        7.6%



 FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109..........       4,044,806  (2)        7.4%



 Scudder Kemper Investments, Inc.
 345 Park Avenue
 New York, New York 10154   ..........       3,048,557  (3)        5.5%



-------------


(1) Shares are held by Delaware Management Company, Inc., a registered investment adviser and subsidiary of Delaware Management Holdings, Inc., in the accounts of institutional investors. Of the total number reported above, Delaware Management Holdings Inc. has sole dispositive power as to 3,966,112 shares, shared dispositive power as to 196,500 shares, sole voting power as to 2,521,800 shares, and no voting power as to any other shares.

(2) FMR Corp., a holding company whose subsidiaries include a registered investment adviser and a bank, has sole dispositive power as to all shares and sole voting power as to 125,480 shares.

(3) Scudder Kemper Investments, Inc., a registered investment adviser, has sole dispositive power as to 3,030,757 shares, shared dispositive power as to 17,800 shares, sole voting power as to 772,820 shares, and shared voting power as to 2,051,400 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides data on Common Stock beneficially owned as of February 13, 1998, by each director, director nominee, and each of the executive officers named in the Summary Compensation Table (the "Named Executives") and by the directors and executive officers as a group, as reported by each person. Unless otherwise stated, the beneficial owners exercise sole voting and investment power over their shares.


                                     AMOUNT AND NATURE OF          PERCENT
 NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)(2)      OF CLASS
 ------------------------          --------------------------      --------

 T. Roy Burton ..................           44,293                     *
 Ernest H. Drew .................            2,000 (3)                 *
 T. Kevin Dunnigan ..............          347,459                     *
 Jeananne K. Hauswald ...........            1,134                     *
 Fred R. Jones ..................           27,916                     *
 Thomas W. Jones ................            1,407 (3) (4)             *
 Ronald B. Kalich ...............                0                     *
 Robert A. Kenkel ...............            1,200                     *
 John N. Lemasters ..............           14,312 (3) (5)             *
 Kenneth R. Masterson ...........            1,650                     *
 Thomas C. McDermott ............            4,724                     *
 Clyde R. Moore .................          224,741                     *
 W. Neil Parker .................           36,606                     *
 Jean-Paul Richard ..............            1,400                     *
 Ian M. Ross ....................            1,600 (3)                 *
 Jerre L. Stead  ................                0                     *
 Gary R. Stevenson ..............           61,123                     *
 William H. Waltrip .............            1,400                     *
 Directors and executive officers
   as a group (19 including the
   above) .......................          866,654                     1.6%


-----------

   * Less than one percent of the outstanding Common Stock.

(1) Includes shares which may be acquired within 60 days of February 13, 1998, through the exercise of stock options, as follows: Mr. Burton, 27,672;
     Mr. Dunnigan, 190,332; Mr. Lemasters, 3,178; Mr. McDermott, 3,178;
     Mr. Moore, 166,101; Mr. Parker, 24,081; Mr. Stevenson, 39,378; and all directors and executive officers as a group (19), 526,746.

(2) Includes shares of restricted stock with respect to which the holders have sole voting power but no dispositive power during the restricted period, as follows: Mr. Burton, 12,601; Dr. Drew, 1,200; Mr. Dunnigan, 37,310;
     Ms. Hauswald, 884; Mr. F. R. Jones, 12,915; Mr. T. W. Jones, 1,200;
     Mr. Kenkel, 800; Mr. Lemasters, 281; Mr. Masterson, 650; Mr. McDermott, 281; Mr. Moore, 35,582; Mr. Parker, 10,125; Dr. Richard, 400; Dr.
     Ross, 1,200; Mr. Stevenson, 12,963;

     Mr. Waltrip, 1,200; and all directors and executive officers as a group
     (19), 159,639.

(3)  Amounts do not include  phantom  stock  shares credited  to  accounts  in
     the  Deferred Fee Plan for   Nonemployee  Directors  of  Thomas  &  Betts
     Corporation, as follows: Dr. Drew, 3,349; Mr. T. W. Jones, 4,959; Mr. Lemasters, 830; Dr. Ross, 4,700.

(4) Includes 207 shares with respect to which Mr. T. W. Jones shares voting and investment power with his wife.

(5) Includes 7,675 shares with respect to which Mr. Lemasters shares voting and investment power with his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934 except that (i) Mr. Jerry Kronenberg, Vice President-General Counsel, filed a Form 5 reporting six late Form 4 transactions, and (ii) Mr. Gary Stevenson filed one late Form 4 reporting one transaction.

1.   ELECTION OF DIRECTORS

     At the forthcoming Annual Meeting it is intended that 12 directors shall be elected, each to hold office for the term of one year and until a successor shall be elected and shall qualify. The nominees identified below will be proposed by the Board for the 12 directorships. Shares represented by proxies that are returned properly signed will be voted for the nominees unless the shareholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. Directors are elected by a plurality of the votes cast. Any shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who shall be designated by the Board or, if no substitute nominee is named, the number of directorships will be reduced accordingly.

     Following is information on the principal occupation and employment during the past five years of each director nominee, positions and offices with the Corporation, and membership on other boards of directors.

ERNEST H. DREW, 60
A DIRECTOR SINCE 1989

     Chief Executive Officer of Industries and Technology Group (power generation, commercial nuclear power, governmental and environmental services, transport temperature control and process control systems), Westinghouse Electric Corporation (July to December 1997). Member of the Board of Management (1995 to 1997) of Hoechst A.G. (chemicals, pharmaceuticals, fibers and plastics). Chairman (1994 to 1995), Chief Executive Officer (1988 to 1995), and President (1987 to 1994) of

Hoechst Celanese Corporation. Director of Public Service Enterprise Group Incorporated.

T. KEVIN DUNNIGAN, 60
A DIRECTOR SINCE 1975

     Chairman of the Board (1992 to present), Chief Executive Officer (1985 to
1997), President (1980 to 1994), Chief Operating Officer (1980 to 1985), Executive Vice President-Electrical (1978 to 1980), Vice President-T&B/Thomas & Betts (1976 to 1978), President of The Thomas & Betts Co. Division (1974 to
1976) of the Corporation. Director of C. R. Bard, Inc., Elsag Bailey Process Automation N.V., and Lukens Inc.

JEANANNE K. HAUSWALD, 53
A DIRECTOR SINCE 1993

     Business consultant (January 1998 to present). Vice President and Treasurer (1993 to 1998) of The Seagram Company Ltd. (beverages and entertainment/communications).

THOMAS W. JONES, 48
A DIRECTOR SINCE 1992

     Vice Chairman of Travelers Group, Inc. (financial services) and Chairman and Chief Executive Officer (August 1997 to present) of Smith Barney Asset Management Division of Travelers Group, Inc. Vice Chairman (1995 to August
1997), President and Chief Operating Officer (1993 to August 1997), Executive Vice President and Chief Financial Officer (1989 to 1993) of Teachers Insurance and Annuity Association--College Retirement Equities Fund (pension system for employees of colleges, universities, independent schools, and related organizations). Director and Deputy Chairman of the Federal Reserve Bank of New York. Director of Travelers Group, Inc. and of the Federal Home Loan Mortgage Corporation (Freddie Mac).

RONALD B. KALICH SR., 50
NOMINEE

     Group President (1993 to present) in The Marmon Group, Inc. (a worldwide affiliation of independent manufacturing and service companies) and President and Chief Executive Officer (1994 to present) of Getz Bros. & Co., Inc. (marketing and distribution of medical devices, pharmaceuticals, industrial equipment, specialty chemicals and consumer goods). Group Executive, Environmental and Process Controls (1991 to 1993) of Danaher Corporation (tools, environmental controls, transportation equipment and electrical products). Director of The Carbide/Graphite Group, Inc. and National-Standard Company.

ROBERT A. KENKEL, 63
A DIRECTOR SINCE 1994

     Private investor (1996 to present). Business consultant (1990 to 1996). Chairman, Chief Executive Officer and Chief Operating Officer (1988 to 1990) of The Pullman Co. (automotive, aerospace and industrial components and products).

KENNETH R. MASTERSON, 54
A DIRECTOR SINCE 1995

     Executive Vice President, General Counsel and Secretary (January 1998 to present) of FDX Corporation (transportation services). Executive Vice President (1996 to 1998), Senior Vice President (1981 to 1996), General Counsel (1981 to
1998) and Secretary (1993 to 1998) of Federal Express Corporation (worldwide express delivery services). Director of Nova Holdings, Inc.

THOMAS C. McDERMOTT, 61
A DIRECTOR SINCE 1996

     Proprietor (January 1998 to present) of Forbes Products, L.L.C. (custom vinyl business products). Chairman (1995 to 1997), Chief Executive Officer and President (1994 to 1997) of Goulds Pumps, Incorporated (centrifugal pumps for industrial, domestic and agricultural markets). President and Chief Operating Officer (1986 to 1993) of Bausch & Lomb Incorporated (contact lens, lens-care and eyewear products). Director of A. T. Cross Co. and Canandaigua Brands, Inc.

CLYDE R. MOORE, 44
A DIRECTOR SINCE 1993

     Chief Executive Officer (1997 to present), President (1994 to present), Chief Operating Officer (1994 to 1997), and President-Electrical Division (1992 to 1994) of the Corporation. President and Chief Operating Officer (1990 to
1992) of FL Industries, Inc. (electrical components) and President of its American Electric Division (1985 to 1992) prior to its acquisition by the Corporation. Director of The Kroger Company and Essex International Inc.

JEAN-PAUL RICHARD, 55
A DIRECTOR SINCE 1996

     Private investor (January 1998 to present). President and Chief Executive Officer (1996 to September 1997) of AGCO Corporation (agricultural equipment). President and Chief Executive Officer (1993 to 1996) of Insituform Technologies, Inc. (trenchless technologies for the rehabilitation and improvement of sewer, water, gas, and industrial pipes). President (1991 to 1993) of Massey Ferguson Group Limited (farm equipment and machinery), a subsidiary of Varity Corporation, and Senior Vice President-Corporate Development (1991 to 1993) of Varity Corporation (farm equipment and machinery, brake systems, wheels, and diesel engines).

JERRE L. STEAD, 55
NOMINEE

     Chairman and Chief Executive Officer (1996 to present) of Ingram Micro Inc. (distributor of technology products and services). Chairman and Chief Executive Officer (January to September 1995) of Legent Corporation (software products and related services). Executive Vice President (1993 to 1995) of AT&T Corporation (communication services). Chairman and Chief Executive Officer (1993 to 1995) of AT&T Global Information Solutions (computing and communications). President and Chief Executive Officer (1991 to 1993) of AT&T Corporation's Global Business Communications Systems (PBX's key systems and voice-processing systems). Director of Armstrong World Industries, Inc.,

American Precision Industries, Inc., TBG Group N.V. and TJ International, Inc.

WILLIAM H. WALTRIP, 60
A DIRECTOR SINCE 1983

     Chairman (1996 to present) of Bausch & Lomb Incorporated (contact lens, lens-care and eyewear products) and Chairman (1993 to present) of Technology Solutions Company (services and resources to design, develop and implement large-scale computer systems). Chief Executive Officer of Bausch & Lomb Incorporated (January to December 1996). Chief Executive Officer (1993 to 1995) of Technology Solutions Company. Chairman (1992 to 1993), Chief Executive Officer and President (1991 to 1993) of Biggers Brothers, Inc. (food service distributors). Director of Bausch & Lomb Incorporated, Teachers Insurance and Annuity Association, and Technology Solutions Company.

                               THE BOARD OF DIRECTORS

     The Board establishes broad corporate policy and gives guidance to the Corporation. In 1997, there were six meetings of the Board and 10 meetings of committees of the Board plus action by unanimous written consent on five occasions. All director nominees attended at least 75% of the meetings of the Board and committees of which they were members. The total combined attendance at these meetings was 89.8%.

     Nonemployee directors receive a retainer fee of $26,000 per year plus a fee of $2,000 for each Board meeting and $1,500 for each regularly scheduled committee meeting attended. No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Each committee chairman receives an additional retainer fee of $3,500 per year. Employee directors do not receive any fees for serving as a director of the Corporation or as a member or chairman of any committee of the Board. Under the Thomas & Betts Corporation Restricted Stock Plan for Nonemployee Directors, each person who is elected a director at the annual meeting of shareholders receives an award of 200 restricted shares of Common Stock. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an award of a prorated number of restricted shares of Common Stock effective as of the date of election. Shares awarded to a nonemployee director remain restricted until such director's termination of service as a director.

     The Deferred Fee Plan for Nonemployee Directors of Thomas & Betts Corporation (the "Deferred Fee Plan") provides for a director to defer all or a portion of compensation earned for services as a director. Any amount so deferred is valued, in accordance with the director's election, in a hypothetical investment in Common Stock ("Deferred Stock Units") or in one or more of seven mutual funds in the Vanguard Group. Deferred Stock Units fluctuate in value as the value of the Common Stock fluctuates. In addition, to more closely align directors' interests with those of the Corporation's shareholders, directors who are elected after December 3, 1997, and current directors who elect prior to May 6, 1998, to convert the accrued cash value of their benefit under the Thomas & Betts Retirement Plan for Nonemployee Directors (the "Retirement Plan") to Deferred Stock Units, will receive an annual grant of Deferred Stock Units having a value of $7,500 as of the last day of the Board year. Additional Deferred Stock Units are credited as dividend equivalents on the payment date and at the same value as dividends declared on the Common Stock. A deferred fee account is payable only in cash and is distributed, in accordance with the director's election, in a lump sum or in installments, upon termination of service as a director.

     The Retirement Plan was closed to new participants on December 3, 1997. Directors (excluding those who are current or former employees of the Corporation and those who elect to convert their accrued benefit to the Deferred Fee Plan) who have served on the Board for at least five years will receive upon retirement an annual benefit payable over a five-year period equal to 50% of the amount of the annual retainer fee in effect at retirement. Each additional year of service up to an aggregate of ten years increases the amount of the benefit payable by ten percentage points and the payment period by one year, to a maximum of 100% of the retainer payable for a period of ten years. In the event of a change of control of the Corporation, each nonemployee director would be fully vested in the maximum retirement benefit.

                         COMMITTEES OF THE BOARD OF DIRECTORS

          There are four standing committees of the Board: Executive Committee, Audit Committee, Corporate Governance Committee, and Human Resources Committee. Members of each committee, who are elected by the full Board, are named below. The Corporation follows the practice of periodically rotating the chairmanship of the Audit Committee, Corporate Governance Committee, and Human Resources Committee.

                                                 CORPORATE                    HUMAN
    EXECUTIVE                  AUDIT             GOVERNANCE                 RESOURCES
    ---------                  -----             ----------                 ---------
 Ernest H. Drew         Thomas W. Jones*       Ernest H. Drew           Jeananne K. Hauswald
 T. Kevin Dunnigan*     Thomas C. McDermott    T. Kevin Dunnigan        Robert A. Kenkel
 Robert A. Kenkel       Jean-Paul Richard      Kenneth R. Masterson*    John N. Lemasters
 Clyde R. Moore         Ian M. Ross            Clyde R.  Moore          William H. Waltrip*
 William H. Waltrip


    * Chairman

EXECUTIVE COMMITTEE

     The Executive Committee's function is to act for the Board, to the extent permitted by law, in any situation in which Board action is required and it is not practicable to have a meeting of the Board. The Executive Committee took action by written consent in lieu of a meeting of the Committee on three occasions in 1997.

AUDIT COMMITTEE

     This committee is composed solely of nonemployee directors of the Corporation. The Audit Committee's principal responsibilities are to:
(1) provide an open avenue of communication between and among the independent accountants, the internal auditors, management and the Board of Directors;
(2) review the engagement of the independent accountants and recommend to the Board the firm to be appointed each year, subject to ratification by the Corporation's shareholders; (3) review the plan and scope of the independent accountants' annual audit of the Corporation's financial statements; (4) review the internal audit plan, its scope, the factors considered in its development and the audit results; (5) review the annual financial statements and related notes, the adequacy of disclosures, the impact of major accounting policy decisions and the results of the annual financial statement audit; (6) review the travel and entertainment expenses of employee directors for compliance with corporate policy; (7) review the adequacy of reserves, accounting estimates and management's judgments employed in the preparation of the financial statements; (8) review the adequacy and scope of the Corporation's internal accounting controls and procedures; (9) review the fees and expenses for audit and non-audit services provided by the independent accountants; (10) review the impact of any new accounting or auditing standards being considered by the accounting profession or the Securities and Exchange Commission; (11) direct and supervise investigations, if necessary, into any matter it deems appropriate; and (12) report its findings and actions to the Board. There were four meetings of the Audit Committee in 1997.

CORPORATE GOVERNANCE COMMITTEE

     A majority of the members of this committee must be nonemployee directors of the Corporation. A former employee serving on this committee is considered a nonemployee director. The Corporate Governance Committee (1) reviews the performance, attendance, and maintenance of qualifications of current members of the Board; (2) receives suggestions and makes recommendations to the Board concerning candidates for the Board and the slate of director nominees to be submitted to the annual meeting of shareholders; (3) makes recommendations to the Board concerning the compensation of nonemployee directors and the retirement policy of the Board; (4) reviews Board procedures and practices;
(5) recommends membership assignments for committees of the Board; and
(6) reviews and takes action on requests for management personnel to serve on boards of directors of other companies. The Corporate Governance Committee will consider shareholder suggestions of persons for consideration as candidates for nomination as members of the Board. Shareholders should submit the name, biographical data, and qualifications of any such suggested candidate to the Corporate Secretary. Any such recommendation should be accompanied by the written consent of such person to be named as a candidate and, if nominated and elected, to serve as a director. If a shareholder wishes to nominate at the annual meeting of shareholders a person for election to the Board, the Corporation's Bylaws require that the nomination satisfy certain conditions, including, generally, that written notice be delivered to the Corporate Secretary at the Corporation's principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders. A copy of the applicable Bylaw is available from the Corporate Secretary upon the request of any shareholder. There were two meetings of the Corporate Governance Committee and action taken by unanimous written consent on one occasion in 1997.

HUMAN RESOURCES COMMITTEE

     This committee is composed solely of nonemployee directors of the Corporation. The Human Resources Committee (1) reviews compensation programs, employee benefit plans, and personnel policies applicable to officers and other members of senior management; (2) reviews management development and succession programs; (3) reviews major organization changes and evaluates their impact on senior management succession plans and reward systems, and makes recommendations to the Board when Board action is required; (4) makes recommendations to the Board on the compensation of the five most highly compensated executive officers; (5) establishes annually the performance criteria for the Executive Incentive Plan and certifies at the end of each year the extent to which the performance targets are met; (6) performs the administrative functions assigned to the Committee by the provisions of the Executive Incentive and the 1993 Management Stock Ownership Plans; and (7) reports the results of its actions and findings to the Board, and, with respect to the above, recommends programs and changes considered desirable. The chairman of this committee is responsible for chairing the annual review by the nonemployee directors of the performance of the Chief Executive

Officer. There were four meetings of the Human Resources Committee and action taken by unanimous written consent on one occasion in 1997.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995, the cash compensation paid by the Corporation and its subsidiaries as well as other compensation paid for those years to the Chief Executive Officers and to each of the four other most highly compensated executive officers of the Corporation (the "Named Executives") in all capacities in which they served.


                                                            Summary Compensation Table

                                          ANNUAL COMPENSATION                                    LONG-TERM
                                          -------------------                                COMPENSATION AWARDS
                                                                                          -------------------------
         NAME AND                    YEAR      SALARY ($)      BONUS ($)   OTHER ANNUAL    RESTRICTED    NUMBER OF    ALL OTHER
                                     ----      ----------      ---------   ------------                               ---------
    PRINCIPAL POSITION                                                     COMPENSATION   STOCK AWARDS   SECURITIES  COMPENSATION
    ------------------                                                     ------------                              ------------
                                                                              ($)(1)         ($)(2)      UNDERLYING     ($)(3)
                                                                              ------         ------                     ------
                                                                                                          OPTIONS

                                                                                                         GRANTED (#)
                                                                                                         -----------
 T. Kevin Dunnigan . . . . . . . .   1997       $275,962       $550,425     $   -            $644,663      52,340(5)  $11,737,610(5)
 Chairman and Chief Executive        1996        585,000        493,448       244,453         345,337      28,380          54,752
 Officer(4)                          1995        550,000        444,235       175,796         248,316      19,600          58,647

 Clyde R. Moore  . . . . . . . . .   1997        600,000        537,000         -             644,663     126,170          38,330
 President and Chief Executive       1996        460,000        388,010       196,597         308,055      24,284          30,511
 Officer(6)                          1995        400,000        323,080       101,658         146,011      11,450          24,687

 T. Roy Burton . . . . . . . . . .   1997        255,000        151,674         -             200,110       8,124          10,394
 President-Electronics/OEM           1996        209,504        109,047         -             139,478       6,712          11,294
 Division                            1995        197,837         83,317        38,526          55,361       4,350          10,888

 Fred R. Jones . . . . . . . . . .   1997        244,000        152,866         -             181,948       7,385          19,378
 Vice President-Finance and          1996        205,000        121,042        55,092         183,089       8,810          14,095
 Treasurer(7)                        1995         83,333         61,116        15,097             -        10,000           1,870

 W. Neil Parker. . . . . . . . . .   1997        220,000         95,524         -             152,485       6,189          18,374
 President-Electrical                1996        194,558        104,065       100,110         100,267       4,826           6,908
 Components Group(8)                 1995        173,453         79,684         -              67,988       3,150             -

 Gary R. Stevenson . . . . . . . .   1997        257,000        161,011         -             200,110       8,124          15,765
 Vice President-Operations           1996        217,300        109,976         -             153,449       7,382          13,729
                                     1995        205,000         99,347        31,533          72,067       4,800          11,614

___________

(1) Except for Mr. Jones (see footnote 6), the amounts reported represent cash payments of Federal and state withholding taxes equal to the fair market value on the date of award of such number of shares of Common Stock that the recipient of a restricted stock award elected to forgo in favor of tax payments.

(2) Fair market value of shares awarded on the date of grant in each year. Dividends are paid to the recipients of restricted stock awards at the same time and at the same rate as paid to all shareholders. The number and value of the aggregate restricted stock holdings as of December 28, 1997, based on the closing market price of the Common Stock on December 26, 1997 of $45.9375 are as follows:

     Mr. Dunnigan . . . . . . . . . . . . . . . . . . .    44,800  $2,058,000
     Mr. Moore  . . . . . . . . . . . . . . . . . . . .    26,583   1,221,157
     Mr. Burton . . . . . . . . . . . . . . . . . . . .     9,698     445,502
     Mr. Jones  . . . . . . . . . . . . . . . . . . . .     8,721     400,621
     Mr. Parker . . . . . . . . . . . . . . . . . . . .     8,031     368,924
     Mr. Stevenson. . . . . . . . . . . . . . . . . . .    10,576     485,835

(3) The amounts reported in 1997 for Messrs. Dunnigan, Moore, Burton, Jones, Parker and Stevenson include contributions to a 401(k) plan in the amounts of $6,113, $5,836, $5,530, $6,400, $6,304, and $6,325, respectively;
     contributions to a nonqualifed savings plan in the amounts of $16,785, $25,461,$0, $5,904, $3,730, and $6,000, respectively; and premiums paid by the Corporation in the amounts of $35,794, $7,033, $4,864, $7,086, $8,340, and $3,440, respectively, for group term life insurance and whole life insurance having an aggregate face value equal to 1 1/2 times each person's annual base salary and average bonus ("Life Insurance"). The amounts reported in 1996 for Messrs. Dunnigan, Moore, Burton, Jones, Parker and Stevenson include contributions to a 401(k) plan in the amounts of $6,102, $6,347, $6,303, $5,155, $6,223 and $6,462, respectively; contributions to a nonqualifed savings plan in the amounts of $14,560, $17,466, $358, $3,175, $685 and $3,990, respectively; and premiums paid by the Corporation in the amounts of $34,090, $6,698, $4,633, $5,765, $0 and $3,277, respectively, for Life Insurance. The amounts reported in 1995 for Messrs. Dunnigan, Moore, Burton, Jones and Stevenson include contributions to a 401(k) plan in the amounts of $5,936, $5,803, $6,476 $1,328, and $6,575, respectively;
     contributions to a nonqualifed savings plan in the amounts of $20,245, $12,505, $0, $542, and $1,920, respectively; and premiums paid by the Corporation in the amounts of $32,466, $6,379, $4,412, $0, and $3,120, respectively, for Life Insurance.

(4) The amounts reported in 1997 are for Mr. Dunnigan's service as Chief Executive Officer until his retirement on May 7, 1997.

(5) The amounts reported in 1997 for Mr. Dunnigan include a stock option grant for 26,170 shares of Common Stock, a restricted stock award of $644,663 and a special stock award of $1,500,024 pursuant to the terms of an agreement concerning Mr. Dunnigan's retirement as the Corporation's Chief Executive Officer effective May 7, 1997, as described on page [12], and a lump-sum distribution under the Corporation's Executive Retirement Plan of $9,534,231.

(6) The amounts reported for 1997 are for Mr. Moore's service as President and Chief Operating

     Officer through May 6, 1997, and as President and Chief Executive Officer beginning May 7, 1997.

(7) The amounts reported for 1995 are for the period beginning August 1, the date that Mr. Jones joined the Corporation. The bonus amount for 1995 is comprised of an annual incentive payment of $47,116 and a signing bonus of $14,000. Other Annual Compensation reported for 1996 and 1995 consists of relocation expenses paid to or on behalf of Mr. Jones.

(8) Other Annual Compensation reported for 1996 consists of relocation expenses paid to or on behalf of Mr. Parker.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Corporation's 1993 Management Stock Ownership Plan to the Named Executives as of the end of the last fiscal year.

                          OPTION GRANTS IN LAST FISCAL YEAR
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                                                                                     STOCK
                                                                                               PRICE APPRECIATION
                                                                                               FOR OPTION TERM (3)

                                                 PERCENT OF
                                     NUMBER OF      TOTAL
                                     SECURITIES    OPTIONS
                                     UNDERLYING  GRANTED TO
                                       OPTIONS    EMPLOYEES    EXERCISE
                                       GRANTED       IN          PRICE      EXPIRATION
     NAME                              (#)(1)    FISCAL YEAR   ($/SH)(2)       DATE            5%             10%
     ----                              ------    -----------   ---------       ----            --             ---
                                                     INDIVIDUAL GRANTS
                                                     -----------------
T. Kevin Dunnigan. . . . . . . . .     52,340       9.60%       $45.75       02-05-07     $1,505,923     $3,816,304
Clyde R. Moore . . . . . . . . . .    126,170      23.14%        45.75       02-05-07      3,630,154      9,199,524
T. Roy Burton. . . . . . . . . . .      8,124       1.49%        45.75       02-05-07        233,743        592,351
Fred R. Jones. . . . . . . . . . .      7,385       1.35%        45.75       02-05-07        212,481        538,468
W. Neil Parker . . . . . . . . . .      6,189       1.14%        45.75       02-05-07        178,069        451,263
Gary R. Stevenson. . . . . . . . .      8,124       1.49%        45.75       02-05-07        233,743        592,351


___________

(1) Options become exercisable in three equal annual installments beginning February 5, 1998.

(2) Based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape ("NYSE Tape") on the date of grant. The exercise price may be paid in cash or by tendering shares of Common Stock valued at the closing price reported on the NYSE Tape for the day immediately preceding the date of exercise.

(3) The dollar amounts under these columns are the result of calculations at the arbitrary rates of 5% and 10% set by the Securities and Exchange Commission and are not a forecast of the value of the Common Stock.

                           OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FY-END OPTION VALUES

                                SHARES
                               ACQUIRED         VALUE
                              ON EXERCISE      REALIZED
            NAME                  (#)           ($)(1)       EXERCISABLE     UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
            ----                  ---           ------       -----------     -------------      -----------        -------------
                                                                   NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT 12-28-97 (#)                 12-28-97 ($)(2)
                                                                 -----------------------                 ---------------
T. Kevin Dunnigan . . . . . .   36,206        $905,690         156,890            77,796        $2,089,193            $ 237,402
Clyde R. Moore. . . . . . . .   28,000         667,131         112,136           146,178         1,531,691              194,334
T. Roy Burton . . . . . . . .      -               -            21,278            14,048           268,173               54,045
Fred R. Jones . . . . . . . .      -               -             9,603            16,592           102,815               85,143
W. Neil Parker  . . . . . . .      -               -            19,359            10,456           247,382               39,026
Gary R. Stevenson . . . . . .    2,000          47,688          32,610            14,646           422,372               59,369

___________

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of in-the-money option shares on December 28, 1997 ($45.9375), less option exercise price. These values have not been realized and no assurance can be given that these values will be realized.

PENSION PLAN

     Based on compensation that is covered under the Executive Retirement Plan ("ERP") and years of service with the Corporation and its subsidiaries, the following table gives the aggregate annual retirement income covered participants will receive upon retirement at age 60 or later with the required minimum of 20 years of credited service or more under the ERP. The ERP is an unfunded, nonqualifed retirement plan for designated corporate officers and key executives that provides supplemental benefits, including amounts that would otherwise be denied participants by reason of certain limitations imposed on qualified plan benefits by the Internal Revenue Code of 1986, as amended, and elective deferrals to a nonqualified savings plan. The benefit payable under the ERP incorporates amounts payable to a participant from (1) a qualified pension plan; (2) the employer-paid portion of a participant's Social Security benefit; and (3) the employer-paid portion of a participant's 401(k) and nonqualified savings plan accounts.

                                  PENSION PLAN TABLE

  HIGHEST
   5-YEAR
  AVERAGE
COMPENSATION
   LEVELS           20             25             30        35 OR MORE
                                     YEARS OF SERVICE
  $200,000       $100,000       $115,000       $130,000       $145,000
   300,000        150,000        172,500        195,000        217,500
   400,000        200,000        230,000        260,000        290,000
   500,000        250,000        287,500        325,000        362,500
   600,000        300,000        345,000        390,000        435,000
   700,000        350,000        402,500        455,000        507,500
   800,000        400,000        460,000        520,000        580,000
   900,000        450,000        517,500        585,000        652,500
 1,000,000        500,000        575,000        650,000        725,000
 1,100,000        550,000        632,500        715,000        797,500

     Covered compensation is comprised of annual base salary and incentive compensation paid under the Thomas & Betts Corporation Executive Incentive Plan. Benefit amounts shown in the above table assume that payments are made on a 10-year certain and life annuity.

     The Named Executives, except Mr. Dunnigan, had the following years of credited service under the terms of the ERP as of February 13, 1998: Mr. Moore, 12; Mr. Burton, 4; Mr. Jones, 3; Mr. Parker, 6; and Mr. Stevenson, 12.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL
ARRANGEMENTS

     The Corporation entered into an agreement with T. Kevin Dunnigan effective February 5, 1997 (the "Agreement") in connection with Mr. Dunnigan's desire to relinquish the title of Chief Executive Officer and to retire as an employee of the Corporation as of the organizational meeting of the Board on May 7, 1997. In recognition of Mr. Dunnigan's long and valued service to the Corporation, including 12 years as Chief Executive Officer, the Agreement provides for the grant to Mr. Dunnigan on February 5, 1997 of a stock option for 26,170 shares, a restricted stock award of 14,091 shares that will vest on February 4, 2000, and a special stock award of 32,302 shares that will be distributed in three substantially equal installments on May 7, 1998, May 7, 1999 and May 7, 2000, respectively, subject to his compliance with covenants as to confidential information and competitive conduct; an incentive cash bonus in March 1998 under the Executive Incentive Plan as if he had served as Chief Executive Officer of the Corporation for the entire fiscal year 1997; and retirement benefits under the ERP attributable to a retirement age of 60.

     The Agreement further provides for Mr. Dunnigan's post-retirement service as Chairman of the Board for a term ending May 6, 2000 at an annual rate of no less than $500,000 per year and perquisites consisting of membership fees in a golf club in Memphis, Tennessee, that is used in part for Corporation business, and an automobile allowance. Mr. Dunnigan has undertaken to devote his knowledge, skill, attention and energies to the performance of the duties of Chairman of the Board, to perform projects that are assigned by the Board or requested by the Chief Executive Officer, and to refrain from engaging in any business, service or employment without the prior consent of the Board. No other fees, stock awards, retirement benefits or other compensation shall be paid to Mr. Dunnigan for serving as a member of the Board or any committee of the Board during the term of the Agreement. The change-of-control provisions described below also apply to this Agreement.

     The Corporation has an agreement with each of the Named Executives providing for continuation of employment for a term of three years following any change of control of the Corporation. Each agreement provides for compensation to be continued during the three-year term at least at the same level that existed prior to the time of a change of control, provided the person continues employment, leaves employment for good reason, or is terminated without cause. Events that constitute leaving employment for good reason are: the assignment of duties inconsistent with the person's position; the diminution of the person's position, authority, duties or responsibilities; failure to provide compensation or benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the person was employed immediately prior to the change of control; or failure to require any successor to the Corporation to assume and agree to perform the agreement. A person's employment may be terminated for cause, which is an act or acts of dishonesty intended to result in substantial personal enrichment, willful violations of the person's duty to perform responsibilities under the agreement, or conviction of a felony. Each agreement also provides for immediate vesting of stock options and lapse of restrictions on restricted stock awards if the person's employment is terminated following a change of control. Any amount payable under the agreement will be reduced by the amount of any compensation earned by the person from other employment during the term of the agreement.

     Generally, a "change of control" shall be deemed to have occurred if (i) any person, including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the outstanding voting securities of the Corporation or (ii) a majority of the Board shall cease for any reason to be members of the "Incumbent Board." The Incumbent Board shall mean a director who was a director of the Corporation as of the date of each employment agreement as well as any person whose election or nomination after such date was approved by at least 75% of the vote of the then Incumbent Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lemasters, who was Chairman of the Board and Chief Executive Officer of Augat Inc. prior its acquisition by the Corporation in December 1996, has been a member of the Human Resources Committee of the Board since May 1997.

                            THE HUMAN RESOURCES COMMITTEE
                           REPORT ON EXECUTIVE COMPENSATION

1.   EXECUTIVE COMPENSATION PHILOSOPHY

     The executive compensation program is designed to align shareholder and management interests, to balance the focus on annual performance targets with actions needed for the long-term success of the Corporation, and to attract, motivate, and retrain key executives.

     (a) PAY POSITIONING: The Corporation positions total direct compensation (i.e., base salary, annual incentive, and long-term incentive gain opportunity) at the median of general industry companies, a high percentage of which are represented in the S&P 400. This is a much broader group than the electrical/electronics companies that make up the Thomas & Betts Peer Group Index shown in the performance graph that follows this report. Since electrical/electronics compensation levels are generally consistent with general industry levels (where pay and performance data is more easily accessible), the Committee believes that general industry companies represent an appropriate comparative framework. The annual and long-term incentive components of compensation are sufficiently variable so that there should be a strong relationship between total return to shareholder performance and actual total direct compensation levels over time.

     (b) PAY MIX: Like total direct compensation, each component is positioned at the median of general industry companies.

          (i) BASE SALARY: Base salaries are set by periodic comparison to external rates of pay for comparable positions within general industry and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in general industry, individual performance and potential, and changes in duties and responsibilities. Actual salaries may range from 20% below to 20% above targeted salary levels. As a group, the average of the Named Executive's base salaries in 1997 was slightly below the targeted level.

          (ii) ANNUAL INCENTIVE: Annual incentives are based upon actual performance compared to established corporate and operating group performance goals. Annual incentives range between 20% and 40% of base salary for median performance and provide a maximum payout of between 60% and 100% of base salary for superior performance. Annual bonus opportunities are targeted to be at the 50th percentile for general industry when performance is at the 50th percentile and at the 75th percentile for general industry when performance is at that level. For the Chief Executive Officer and other corporate staff executive officers, the annual incentive for 1997 is based 50% on return on equity (ROE) relative to the S&P 400 and 50% on earnings per share (EPS) growth. ROE attainment was above mid-point, while EPS was near the maximum of the performance range, resulting in a combined payout above mid-point to these executives. For the group executive officers named in the Summary Compensation Table, the annual incentive payment for 1997 was based on corporate ROE (12 1/2% weighting), EPS (12 1/2%), and the performance of that officer's group on income (50%) and cash flow (25%). As a group, the average of the executives officers' incentive payments for fiscal year 1997 was _______ of base salary.

          (iii) LONG-TERM INCENTIVES: Long-term incentive awards are made in the form of stock options and restricted stock awards, which are typically granted annually.

                Combined stock option and restricted stock awards are targeted to provide an expected value at grant date approximately at the 50th percentile for general industry, according to a mix predetermined by the Committee. For executive officers, the expected value of grants ranges from approximately 52% to 150% of base salary. Individual grants may vary based on the Committee's assessment of individual performance and potential. As a group, the average of the Named Executive's annual long-term incentive awards in 1997 was ______% of base salary. In determining stock option and restricted stock awards, the Committee does not consider the amount of options and restricted stock granted in prior years. Options are granted at fair market value on the date of grant, have a term of ten years, and vest over a three-year period at the rate of one-third per year. Restricted stock vests at the end of three years.

2.   COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

          Mr. Dunnigan's Compensation

          Mr. Dunnigan's base salary through May 7, 1997, the date of his retirement as Chief Executive Officer, was at an annual rate of $615,000, which was 5.1% over the prior year. This placed his base salary slightly below the median of salaries paid to chief executive officers in general industry companies of comparable size. The Committee based this increase on the continued good performance of the Corporation, comparability with other positions within general industry at the 50th percentile and the length of time that Mr. Dunnigan had served as the Chief Executive Officer.

          Mr. Dunnigan's target annual incentive was 40% of base salary in 1997, and the maximum incentive was 100% of base salary. The Corporation's 1997 return on equity was 16.78%, which was above the mid-point of the performance range, and earnings per share was near the maximum of the performance range, which together resulted in Mr. Dunnigan receiving an annual incentive of $550,425. Mr. Dunnigan was granted a stock option for 26,170 shares and a restricted stock award for 14,091 shares. As in previous years, the Committee targeted the expected value of the stock option and restricted stock awards to Mr. Dunnigan to be at the 50th percentile of general industry according to a mix predetermined by the Committee.

          Mr. Moore's Compensation

          Mr. Moore's salary for 1997 was set at $600,000. This placed his base salary below the median paid to chief executive officers in general industry companies of comparable size. The Committee based his salary on the contributions to the Corporation's performance that Mr. Moore had made as President and Chief Operating Officer, his expected performance as Chief Executive Officer and comparability with other positions within general industry at the 50th percentile.

          Mr. Moore's target annual incentive was 40% of base salary in 1997,
     and the maximum incentive was 100% of base salary.   The Corporation's 1997
     return on equity was 16.78%, which was above the mid-point of the performance range, and earnings per share was near the maximum of the performance range, which together resulted in Mr. Moore's receiving an annual incentive of $537,000. Mr. Moore was granted a stock option for 26,170 shares and a restricted stock award for 14,091 shares. The Committee targeted the expected value of the stock option and restricted stock awards to Mr. Moore to be at the 50th percentile of general industry according to a mix predetermined by the Committee. Mr. Moore also received a special one-time stock option grant of 100,000 shares in recognition of his promotion to Chief Executive Officer. The stock option was granted at the fair market value of the Corporation's stock on the date of grant. The option vests, one third a year, over three years, and is exercisable up to ten years from date of grant.

3.   POLICY REGARDING EXECUTIVE COMPENSATION DEDUCTIBILITY

          The Corporation's policy is to design and administer compensation plans that support the achievement of long-term strategic objectives and enhance shareholder value. Performance-based compensation is a significant part of executive compensation, and it is the Corporation's policy to take all reasonable action to maximize the deductibility of such compensation.

          The Executive Incentive Plan ("EIP") and the 1993 Management Stock Ownership Plan ("MSOP") were approved by the shareholders, and incentive payments under the EIP and stock options granted under the MSOP qualify as performance-based compensation that is not subject to a limit on deductibility. Mr. Lemasters abstained from voting on awards under the EIP and the MSOP to the executive officers.

          Base salary and the value of restricted stock awards do not qualify as performance-based compensation under the provisions of Section 162(m) of the Internal Revenue Code (the "Code"), but it is unlikely in the foreseeable future that such amounts, as calculated under the Code, that are paid to any executive other than the Chief Executive Officer will exceed the deductibility limit.

                                   William H. Waltrip, Chairman
                                   Jeananne K. Hauswald
                                   Robert A. Kenkel
                                   John N. Lemasters

                                   March 5, 1998



                                 PERFORMANCE GRAPH

     The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return for the five years ended December 31, 1997 of Standard & Poor's ("S&P") 500 Stock Index, and a Thomas & Betts self-constructed peer group index ("T&B Peer Group Index"). The shareholder returns in each case have been calculated using the calendar year rather than the Corporation's fiscal year, which was changed in 1993 to end on the Sunday closest to December 31.

     The companies in the T&B Peer Group Index are: AMP Incorporated, Emerson Electric Co., W.W. Grainger, Inc., and General Signal Corporation, which are in the S&P Electrical Equipment Index, and Berg Electronics Corp. (effective as of its initial public offering in March 1996), Cooper Industries, Inc., Hubbell Incorporated--Class B, Molex Incorporated and Robinson Nugent, Inc.

     The T&B Peer Group Index has been weighted in accordance with each company's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year was calculated by summing the products obtained by multiplying (i) the percentage that each company's market capitalization represents of the total market capitalization for all companies in the index for each such year by (ii) the total shareholder return for that company for such year.

                    Comparison of Five-Year Cumulative Total Return
                   Thomas & Betts Corporation, T&B Peer Group Index
                               and S&P 500 Stock Index
                     (Assumes $100 invested on December 31, 1992
                            and reinvestment of dividends)

                    1992      1993     1994      1995     1996      1997
Thomas & Betts    $100.00   $ 92.52   $109.89   $124.76   $154.39   $168.19
 % change                    -7.48%    18.78%    13.53%    23.75%     8.94%
 year to year
T&B Peer           100.00    110.35    113.48    137.76    163.72    193.85
Group
 % change                    10.35%     2.83%    21.40%    18.84%    18.40%
 year to year
S&P 500            100.00    110.08    111.53    153.45    188.68    251.63
 % change                    10.08%     1.32%    37.58%    22.96%    33.36%
 year to year

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


2.   AMENDMENT TO THE CORPORATION'S CHARTER TO INCREASE THE
     AUTHORIZED COMMON AND PREFERRED STOCK AND CHANGE THE PAR VALUE

     The Board has authorized the submission to the shareholders for their approval of an amendment to Article VI of the Corporation's Charter to increase the number of authorized shares of (i) Common Stock from 80,000,000 to 250,000,000 and (ii) Preferred Stock from 500,000 to 1,000,000, and to change the par value of the Common and Preferred Stock from "no par value" to "$.10 par
value."   The change from "no par value" to "$.10 par value" will have no impact on the market value of the Corporation's stock or the rights of its shareholders. If the proposed amendment is approved by the shareholders, the change in par value will, however, enable the Corporation to realize reductions in the amounts of annual franchise taxes and one-time filing fees charged by various states for filing an amended certificate of authority reflecting the increase in authorized shares of Common and Preferred Stock.

     If approved, the first sentence of paragraph 1 of Article VI, as amended, would read in its entirety as follows:

          "The corporation is authorized to issue 251,000,000 shares, consisting of 250,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $.10 par value."

     As of March 9, 1998, the Corporation had _________ shares of Common Stock issued and outstanding, and there were ___________ shares of Common Stock reserved for issuance under the Corporation's 1993 Management Stock Ownership Plan. No shares of Preferred Stock have been issued to date, but a reserve of 300,000 shares has been established for the Corporation's Shareholder Rights Plan.

     The Corporation's Charter authorizes the Board to determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Stock as a class, to issue shares of Preferred Stock in series, and to fix from time to time before issuance the number of shares to be included in each series and the designations, relative rights, preferences and limitations of all shares of each series. To the extent that the Board exercises the authority granted to it in the Charter, the fixing of the relative rights, preferences and limitations of shares of Preferred Stock could have the effect of modifying the rights of holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Corporation without further action by shareholders and may adversely affect the voting and other rights of the holders of Common Stock.

     Although at present the Board has no plans to issue additional shares of the Corporation's capital stock (except as noted above with respect to the 1993 Management Stock Ownership Plan), the Board believes that it is prudent to have the additional shares of capital stock available in the future for general corporate purposes, including acquisitions, stock splits or dividends, stock options, financings or public offerings.

          The Board has submitted this proposal to facilitate the Corporation's normal conduct of its business and not to prevent a change of control of the Corporation. If the amendment is approved, the Board will not be required to obtain further shareholder approval prior to the issuance of any such additional shares except in transactions requiring shareholder approval under Tennessee law or the rules of the New York Stock Exchange, such as certain mergers to which the Corporation might be a party. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock, and any issuance of Common Stock on other than a pro-rata basis may dilute the ownership interest of present shareholders.

     Approval of the amendment will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

3.   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm for the Corporation in fiscal year 1997 was KPMG Peat Marwick LLP ("KPMG"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the shareholders, to audit the financial statements of the Corporation for the fiscal year 1998 and until the 1999 Annual Meeting of Shareholders. KPMG has audited the Corporation's financial statements annually since 1969, is considered to be well qualified, and has no financial interest, direct or indirect, in the Corporation or any subsidiary of the Corporation. If the shareholders do not ratify this appointment, the Audit Committee and the Board will consider the appointment of another independent public accounting firm.

     Representatives of KPMG will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

     On July 25, 1997, the Corporation dismissed Deloitte & Touche LLP ("D&T"), the independent public accounting firm previously engaged by Augat Inc. ("Augat"), an indirect subsidiary of the Corporation acquired in December 1996. The decision to dismiss D&T was made by management as part of the integration of Augat and was not explicitly approved by the Board or any committee thereof; however, in February 1997, the Audit Committee did recommend to the Board and the Board appointed KPMG as the independent public accountants of the Corporation's worldwide operations, including Augat, and the appointment was ratified by shareholders at the 1997 Annual Meeting of Shareholders.

     In KPMG's audit report on the consolidated financial statements of the Corporation for the year ended December 28, 1997, KPMG, as the principal independent public accountants, expressed its reliance on the reports issued by D&T with respect to audits of the consolidated financial statements of Augat as of December 29, 1996 and for the two-year period ended December 29, 1996.

     The reports of D&T on the consolidated financial statements of Augat for the fiscal years ended December 29, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion; nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between D&T and the Corporation or Augat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.





     Ratification of the appointment of KPMG will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices on or prior to November 23, 1998, to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders.

                                    OTHER BUSINESS

     The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. For any matter to be properly brought before the Annual Meeting, it must be an appropriate subject for shareholder consideration, timely notice thereof must be given in writing to the Corporate Secretary, and other applicable requirements must be met. In general, such notice is timely if it is delivered to the Corporate Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Alternative notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting. The Bylaws specify the information to be included in the shareholder's notice. An interested shareholder can obtain a complete copy of the Bylaw provisions by making a written request therefor to the Corporate Secretary. The enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof but which may properly come before the Annual Meeting. The persons named as Proxies on the proxy card are authorized to vote in accordance with their best judgment on any such matter.

                              By Order of the Board of Directors,
                              JANICE H. WAY, CORPORATE SECRETARY

                              THOMAS & BETTS CORPORATION
                   (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
                     ANNUAL MEETING OF SHAREHOLDERS--MAY 6, 1998


The undersigned hereby appoints CLYDE R. MOORE, FRED R. JONES and JERRY KRONENBERG as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Thomas & Betts Corporation held by the undersigned on March 9, 1998, at the Annual Meeting of Shareholders to be held on May 6, 1998, or any adjournment thereof.


Nominees for election as directors:             CHANGE OF ADDRESS ONLY:

E. H. Drew, T. K. Dunnigan, J. K. Hauswald,     -------------------------------
T. W. Jones, R. B. Kalich Sr., R. A. Kenkel,    -------------------------------
K. R. Masterson, T. C. McDermott,               -------------------------------
C. R. Moore, J.-P. Richard, J. L. Stead, and    -------------------------------
W. H. Waltrip                                   (If you have written in the
                                                above space, please mark the
                                                corresponding box on the
                                                reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                 SEE REVERSE
                                                                     SIDE

/x/  Please mark your
     votes as in this
     example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.   Election of Directors (see reverse)          FOR   /  /     WITHHELD  /  /
     For, except vote withheld from the following nominee(s)

        ---------------------------------------------------------------------

2. Amendment of the Charter to increase the authorized shares of Common and Preferred Stock and change the par value.
          FOR   / /      AGAINST     / /          ABSTAIN   / /

3. Ratification of appointment of KPMG Peat Marwick LLP as independent public accountants.
          FOR   / /      AGAINST     / /          ABSTAIN   / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                              Check this box
                              to note change      / /
                              of address


                              Note: Please sign exactly as your name appears on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, guardian, custodian, or corporate official, sign name and title.



                              -----------------------------------------------

                              -----------------------------------------------
                              SIGNATURE(S)                               DATE